Exhibit 99.1

Citizens Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
Web site: www.czn.net

Company Contact	Media
Don Armour	Brigid Smith
203.614.5124	203.614.5042; bsmith@czn.com

Citizens Communications Completes Acquisition of
Commonwealth Telephone Enterprises

STAMFORD, Conn., March 8, 2007 - Citizens Communications Company (NYSE:CZN) announced today that it has completed the acquisition of Commonwealth Telephone Enterprises Inc. (NASDAQ: CTCO) for approximately $1.29 billion. The combined company will operate in Pennsylvania as Frontier Communications Solutions, Citizens’ brand name across 23 states.

Under the terms of the transaction announced September 18, 2006, Commonwealth shareholders will receive $31.31 in cash and 0.768 shares of Citizens common stock for each share of Commonwealth common stock.

Maggie Wilderotter, Chairman and CEO of Citizens Communications, commented, “This acquisition is a natural extension of our current Pennsylvania markets and will provide synergies and economies of scale that will allow us to remain competitive in the long run.” She added, “Commonwealth employees have a great reputation, and their strong relationships with customers will help us introduce Frontier’s portfolio of innovative products and services to our new markets. Along with everyone at the company, I welcome them to a new Frontier.”

About Citizens Communications Company
For more information about Citizens Communications and Frontier Communications Solutions, visit www.czn.com, www.frontieronline.com and www.frontier.myway.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. The foregoing information should be read in conjunction with Citizens’ filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. Citizens does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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